Exhibit 23.1


The Board of Directors
  and Shareholders
Lunn Industries, Inc:

We consent to the use of our report on the consolidated financial statements of Lunn Industries, Inc. and subsidiary as of and for the year ended December 31, 1996 dated April 2, 1997 incorporated herein be reference and to the reference to our firm under the heading "Experts" in the registration statement.


                                             KPMP Peat Marwick LLP

Jericho, New York
September 11, 1997

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